Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2021
FOURTH QUARTER AND YEAR-END RESULTS

-- Record Sales for Quarter and Fiscal Year with Strong Profitability --

LOS ANGELES, CA – June 14, 2021 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2021 fourth quarter and year ended March 31, 2021 – reflecting record sales for the quarter and fiscal year with strong profitability.

Fiscal 2021 Fourth Quarter Results

Net sales for the fiscal 2021 fourth quarter increased 11.5 percent to a record $168.1 million from $150.7 million, which was a record a year ago.

Net income for the fiscal 2021 fourth quarter was $835,000, or $0.04 per diluted share, compared with a net loss of $8.2 million, or $0.43 per share, a year ago.  Details of items impacting net income are shown in Exhibit 1.

“Despite the significant impact of the COVID-19 global pandemic, we achieved record sales and strong profitability for the fourth quarter and for fiscal 2021.  The company is well-positioned across multiple non-discretionary product lines and we remain focused on leveraging our strength as consumer demand for automotive aftermarket parts continues to gain momentum.  This is supported by vaccination availability, a return to more normal patterns in our daily lives and strong demand for used vehicles,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

“In addition, as the electric vehicle market evolves, we anticipate increasing demand for the technology offered by our wholly owned D&V subsidiary – benefitting from our ability to support the development of the electric vehicle, including battery power emulation, and the testing and development of inverters, electric motors, and high-speed battery-charging station applications,” Joffe added.

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Motorcar Parts of America, Inc.
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Results for the fiscal fourth quarter were impacted by COVID-19 expenses related to safety, health initiatives and incrementally higher freight costs, reflecting approximately $2.8 million on a pre-tax basis, or $0.11 per share on a tax-effected basis, for cost of goods sold and operating expenses. Approximately $603,000 of the $2.8 million was due to incremental bonuses and wages paid to the company’s dedicated operating employees on the front line. The balance reflects costs for personal protection equipment (PPE), social distancing initiatives and higher freight costs.

Net cash used in operating activities was $16.4 million for the fiscal 2021 fourth quarter and net debt was $88.9 million at March 31, 2021 compared with $67.6 million at December 31, 2020, reflecting working capital requirements to support the record sales and inventory increases for anticipated business growth in fiscal 2022.

Gross profit for the fiscal 2021 fourth quarter was $32.1 million compared with $36.6 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2021 fourth quarter was 19.1 percent compared with 24.3 percent a year earlier.  Gross margin was primarily impacted by brake caliper start-up costs and other product relocation expenses related to the expansion in Mexico, both of which are now nearing completion; higher costs related to COVID-19; and other items, including non-cash and non-economic expenses totaling 6.4 percent as detailed in Exhibit 3 of the press release.

Fiscal 2021 Full-Year Results

Net sales for fiscal 2021 were $540.8 million compared with $535.8 million a year earlier, impacted by the sharp drop in demand in April due to the global pandemic. In addition, net sales were impacted by current pandemic supply chain challenges in the third and fourth quarters. This was partially offset by the benefit of $12.8 million due to a realignment of inventory at two customer distribution centers with expected future sales benefits as product mix changes.

Net income for fiscal 2021 was $21.5 million, or $1.11 per diluted share, compared with a net loss of $7.3 million, or $0.39 per share, a year ago.  Details of items impacting net income are shown in Exhibit 2.

Net cash generated from operating activities was $56.1 million during the year ended March 31, 2021, and net debt was reduced to $88.9 million at March 31, 2021 from $126.5 million at March 31, 2020.

Gross profit for fiscal 2021 was $109.5 million compared with $118.4 million a year earlier.  Gross profit as a percentage of net sales for fiscal 2021 was 20.2 percent compared with 22.1 percent a year earlier.  Gross margin was primarily impacted by brake caliper start-up costs and other product relocation expenses related to the expansion in Mexico, both of which are now nearing completion; higher costs related to COVID-19; and other items, including non-cash and non-economic expenses totaling 5.5 percent as detailed in Exhibit 4 of the press release.

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Motorcar Parts of America, Inc.
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FISCAL 2022 OUTLOOK

“Given the ongoing global pandemic and near-term related considerations, the company believes it is still not prudent at this time to provide specific annual sales and gross margin guidance. We will reevaluate this policy as fiscal 2022 evolves. However, we are encouraged by continued strong customer demand for our aftermarket parts.

 “As I stated since the beginning of the global pandemic, our industry and our company are resilient and we are continuing to execute our strategic plans for growth and profitability.  We are guardedly optimistic about the near and long-term opportunities as an essential supplier in the $125 billion hard parts industry and an evolving provider to the fast-growing electric vehicle and aerospace markets,” Joffe said.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure - EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance.  The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of EBITDA to its corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these measures.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (833)-968-1924 (domestic) or (825)-312-2355 (international).  For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on June 14, 2021 through 8:59 p.m. Pacific time on June 21, 2021 by calling (800)-585-8367 (domestic) or (416)-621-4642 (international) and using access code: 1085627.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications.  Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2021 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
	(Unaudited)

Net sales	$168,128,000	$150,735,000	$540,782,000	$535,831,000
Cost of goods sold	136,021,000	114,152,000	431,321,000	417,431,000
Gross profit	32,107,000	36,583,000	109,461,000	118,400,000
Operating expenses:
General and administrative	15,637,000	13,814,000	53,847,000	53,224,000
Sales and marketing	4,800,000	5,047,000	18,024,000	21,037,000
Research and development	2,549,000	2,506,000	8,563,000	9,200,000
Foreign exchange impact of lease liabilities and forward contracts	3,651,000	20,708,000	(17,606,000)	18,201,000
Total operating expenses	26,637,000	42,075,000	62,828,000	101,662,000
Operating income (loss)	5,470,000	(5,492,000)	46,633,000	16,738,000
Interest expense, net	3,696,000	5,464,000	15,770,000	25,039,000
Income (loss) before income tax expense (benefit)	1,774,000	(10,956,000)	30,863,000	(8,301,000)
Income tax expense (benefit)	939,000	(2,763,000)	9,387,000	(1,011,000)

Net income (loss)	$835,000	$(8,193,000)	$21,476,000	$(7,290,000)
Basic net income (loss) per share	$0.04	$(0.43)	$1.13	$(0.39)
Diluted net income (loss) per share	$0.04	$(0.43)	$1.11	$(0.39)
Weighted average number of shares outstanding:
Basic	19,044,407	18,967,865	19,023,145	18,913,788
Diluted	19,585,638	18,967,865	19,387,555	18,913,788

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2021	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$15,523,000	$49,616,000
Short-term investments	1,652,000	850,000
Accounts receivable — net	63,122,000	91,748,000
Inventory — net	288,361,000	225,659,000
Inventory unreturned	14,552,000	9,021,000
Contract assets	26,940,000	20,332,000
Income tax receivable	405,000	3,282,000
Prepaid expenses and other current assets	12,301,000	8,608,000
Total current assets	422,856,000	409,116,000
Plant and equipment — net	53,854,000	44,957,000
Operating lease assets	71,513,000	53,029,000
Deferred income taxes	19,381,000	18,950,000
Long-term contract assets	270,213,000	239,540,000
Goodwill	3,205,000	3,205,000
Intangible assets — net	5,329,000	6,393,000
Other assets	1,531,000	1,839,000
TOTAL ASSETS	$847,882,000	$777,029,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,331,000	$78,664,000
Accrued liabilities	23,404,000	16,419,000
Customer finished goods returns accrual	31,524,000	25,326,000
Contract liabilities	41,072,000	27,911,000
Revolving loan	84,000,000	152,000,000
Other current liabilities	6,683,000	9,390,000
Operating lease liabilities	6,439,000	5,104,000
Current portion of term loan	3,678,000	3,678,000
Total current liabilities	326,131,000	318,492,000
Term loan, less current portion	16,786,000	20,462,000
Contract liabilities, less current portion	125,223,000	92,101,000
Deferred income taxes	73,000	79,000
Operating lease liabilities, less current portion	70,551,000	61,425,000
Other liabilities	7,973,000	8,950,000
Total liabilities	546,737,000	501,509,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,045,386 and 18,969,380 shares issued and outstanding at March 31, 2021 and 2020, respectively	190,000	190,000
Additional paid-in capital	223,058,000	218,581,000
Retained earnings	85,593,000	64,117,000
Accumulated other comprehensive loss	(7,696,000)	(7,368,000)
Total shareholders’ equity	301,145,000	275,520,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$847,882,000	$777,029,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three months and years ended March 31, 2021 and 2020.  Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization.  A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income (Loss) for the Three Months Ended March 31, 2021 and 2020	Exhibit 1

	Three Months Ended March 31,
	2021		2020
	$	Per Share	$	Per Share
GAAP net income (loss)	$835,000	$0.04	$(8,193,000)	$(0.43)

Items impacting net income (loss)
Customer allowances related to new business	$101,000	$0.01	$(54,000)	$(0.00)
Core premium amortization impacting net sales	2,321,000	0.12	958,000	0.05
Impact of tariffs	306,000	0.02	-	-
New product line start-up costs and transition expenses (a)	5,203,000	0.27	2,816,000	0.15
Revaluation - cores on customers’ shelves	1,020,000	0.05	932,000	0.05
Increased expenses related to COVID-19 (b)	2,825,000	0.14	-	-
Earn-out accruals and severance	1,372,000	0.07	(553,000)	(0.03)
Share-based compensation expenses	1,488,000	0.08	1,029,000	0.05
Foreign exchange impact of lease liabilities and forward contracts	3,651,000	0.19	20,708,000	1.09
Tax effect (c)	(4,572,000)	(0.23)	(6,459,000)	(0.34)
Total items impacting net income (loss)	$13,715,000	$0.70	$19,377,000	$1.02

(a) Consists of $4,781,000 included in cost of goods sold and $422,000 included in operating expenses for the three months ended March 31, 2021 and $2,508,000 included in cost of goods sold and $308,000 included in operating expenses for the three months ended March 31, 2020.
(b) Consists of higher freight costs of $1,462,000 and expenses of $843,000 included in cost of goods sold and $520,000 included in operating expenses due to COVID-19 for the three months ended March 31, 2021.
(c) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.

Items Impacting Net Income (Loss) for the Years Ended March 31, 2021 and 2020	Exhibit 2

	Year Ended March 31,
	2021		2020
	$	Per Share	$	Per Share
GAAP net income (loss)	$21,476,000	$1.11	$(7,290,000)	$(0.39)

Items impacting net income (loss)
Customer allowances, return accruals and changeover costs (a) related to new business, net of costs	$408,000	$0.02	$1,177,000	$0.06
Core premium amortization impacting net sales	6,590,000	0.34	4,501,000	0.24
Impact of tariffs	(3,229,000)	(0.17)	1,067,000	0.06
Cost in connection with a cancelled contract	-	-	133,000	0.01
New product line start-up costs and transition expenses (b)	17,767,000	0.92	10,281,000	0.54
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers	209,000	0.01	10,799,000	0.57
Increased expenses related to COVID-19 (c)	9,101,000	0.47	-	-
Acquisition costs, earn-out accruals, severance and restatement-related fees	1,391,000	0.07	(261,000)	(0.01)
Share-based compensation expenses	5,247,000	0.27	4,141,000	0.22
Foreign exchange impact of lease liabilities and forward contracts	(17,606,000)	(0.91)	18,201,000	0.96
Tax effect (d)	(4,970,000)	(0.26)	(12,510,000)	(0.66)
Total items impacting net income (loss)	$14,908,000	$0.77	$37,529,000	$1.98

(a) Includes changeover costs related to new business of $112,000 recorded in operating expenses for the year ended March 31, 2020.
(b) Consists of $16,353,000 included in cost of goods sold and $1,414,000 included in operating expenses for the year ended March 31, 2021 and $8,337,000 included in cost of goods sold and $1,944,000 included in operating expenses for the year ended March 31, 2020.
(c) Consists of higher freight costs of $1,785,000 and expenses of $5,268,000 included in cost of goods sold and $2,048,000 included in operating expenses due to COVID-19 for the year ended March 31, 2021.
(d) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.

Items Impacting Gross Profit for the Three Months Ended March 31, 2021 and 2020	Exhibit 3

	Three Months Ended March 31,
	2021		2020
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$32,107,000	19.1%	$36,583,000	24.3%

Items impacting gross profit
Customer allowances related to new business	$101,000	0.1%	$(54,000)	0.0%
Core premium amortization impacting net sales	2,321,000	1.4%	958,000	0.6%
Impact of tariffs	306,000	0.2%	-	-
New product line start-up costs and transition expenses	4,781,000	2.8%	2,508,000	1.7%
Revaluation - cores on customers’ shelves	1,020,000	0.6%	932,000	0.6%
Increased expenses related to COVID-19	2,305,000	1.4%	-	-
Total items impacting gross profit	$10,834,000	6.4%	$4,344,000	2.9%

Items Impacting Gross Profit for the Years Ended March 31, 2021 and 2020	Exhibit 4

	Year Ended March 31,
	2021		2020
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$109,461,000	20.2%	$118,400,000	22.1%

Items impacting gross profit
Customer allowances and return accruals related to new business, net of costs	$408,000	0.1%	$1,065,000	0.2%
Core premium amortization impacting net sales	6,590,000	1.2%	4,501,000	0.8%
Impact of tariffs	(3,229,000)	-0.6%	1,067,000	0.2%
Cost in connection with a cancelled contract	-	-	133,000	0.0%
New product line start-up costs and transition expenses	16,353,000	3.0%	8,337,000	1.6%
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers (a)	209,000	0.5%	10,799,000	2.0%
Increased expenses related to COVID-19	7,053,000	1.3%	-	-
Total items impacting gross profit	$27,384,000	5.5%	$25,902,000	4.8%

(a) Gross profit and gross margin impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three Months and Years Ended March 31, 2021 and 2020	Exhibit 5

	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
GAAP net income (loss)	$835,000	$(8,193,000)	$21,476,000	$(7,290,000)
Interest expense, net	3,696,000	5,464,000	15,770,000	25,039,000
Income tax expense (benefit)	939,000	(2,763,000)	9,387,000	(1,011,000)
Depreciation and amortization	3,054,000	2,542,000	11,144,000	9,561,000
EBITDA	$8,524,000	$(2,950,000)	$57,777,000	$26,299,000

Items impacting EBITDA
Customer allowances, return accruals and changeover costs related to new business, net of costs	$101,000	$(54,000)	$408,000	$1,177,000
Core premium amortization impacting net sales	2,321,000	958,000	6,590,000	4,501,000
Impact of tariffs	306,000	-	(3,229,000)	1,067,000
Cost in connection with a cancelled contract	-	-	-	133,000
New product line start-up costs and transition expenses (a)	4,969,000	2,752,000	17,204,000	9,998,000
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers	1,020,000	932,000	209,000	10,799,000
Increased expenses related to COVID-19	2,825,000	-	9,101,000	-
Acquisition costs, earn-out accruals, severance and restatement-related fees	1,372,000	(553,000)	1,391,000	(261,000)
Share-based compensation expenses	1,488,000	1,029,000	5,247,000	4,141,000
Foreign exchange impact of lease liabilities and forward contracts	3,651,000	20,708,000	(17,606,000)	18,201,000
Total items impacting EBITDA	$18,053,000	$25,772,000	$19,315,000	$49,756,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.